Exhibit 99.3

CONSENT OF INDEPENDENT VALUATION EXPERT

We hereby consent to the reference to our name and description of our role in the valuation process of Phillips Edison Grocery Center REIT II, Inc. (the “Company”) included in the Company’s Current Report on Form 8-K filed on April 15, 2016, which is being incorporated by reference into the Company’s Registration Statements on Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

/s/ Duff & Phelps, LLC

August 3, 2016